Exhibit No. 3(b)
IBF VI - Participating Income Corporation
Form SB-2, Amend. No. 2
File No. 333-71091

                   CERTIFICATE OF AMENDMENT OF
                 CERTIFICATE OF INCORPORATION OF
               IBF VI - PARTICIPATING INCOME FUND
      (Changing its name to "IBF VI - Participating Income
                          Corporation")


      IBF VI - PARTICIPATING INCOME FUND, a corporation organized and  existing under the General Corporation Law of the  State  of

Delaware (the "Corporation"), does hereby certify that:

       The   amendment   to  the  Corporation's  Certificate   of

Incorporation  set  forth below was duly adopted  by  resolutions approved by the Corporation's Board of Directors and stockholders in  accordance with the provisions of Section 242 of the  General

Corporation Law of the State of Delaware:

       Amendment.   The  Certificate  of  Incorporation  of   the
corporation is amended by striking Article I in its entirety and replacing therefor:

                            ARTICLE I
                              NAME

  The name of the Corporation is IBF VI - Participating Income
                          Corporation.

      IN  WITNESS WHEREOF, IBF VI - Participating Income Fund has

caused  this  Certificate to be signed  by  its  duly  authorized officer this 4th day of August, 1999.

                              IBF VI - PARTICIPATING INCOME FUND

                              By: /s/ Simon A. Hershon, President

-E-18-
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